EXHIBIT 99.1

On2 Technologies Announces Q2 2006 Results

NEW YORK (July 27, 2006). On2 Technologies, Inc. (AMEX:ONT) today announced its second quarter 2006 financial results. Revenue for the three months ended June 30, 2006 was $1,535,000, a 344% increase from the three months ended June 30, 2005 revenue of $346,000 and a 26% increase from the three months ended March 31, 2006 revenue of $1,217,000.

Operating expenses for the three months ended June 30, 2006 were $3,082,000, a 118% increase from the three months ended June 30, 2005 operating expenses of $1,416,000 and a 30% increase from the three months ended March 31, 2006 operating expenses of $2,366,000. The increase in operating expenses quarter over quarter was primarily attributable to an increase in stock based compensation expense and recruiting and relocation expenses. Of the Q2 operating expenses, over 18% were legal expenses related to the company’s internal investigation and recruiting/relocation expenses. The Company’s net loss for the three months ended June 30, 2006 was $1,549,000, as compared to a net loss of $1,141,000 for the three months ended June 30, 2005 and a net loss of $1,179,000 for the three months ended March 31, 2006.

As of June 30, 2006, the Company had cash and cash equivalents of $2,776,000 and current assets of $3,886,000.

“The second quarter marks the fourth quarter of sustained growth, with double digit or greater revenue growth in each of those quarters. At the same time as we have increased revenues, we have also succeeded in broadening our business into diverse geographies and customer segments,” said Bill Joll, On2’s President and Chief Executive Officer. “During the second quarter, we picked up 70 new customers of whom four were new major customers. Our increased customer and geographical diversity means that no major customer represented greater than 16% of our revenue and no one region contributed more than 40% of the total revenue. The segments we served included video entertainment sites, content hosting sites, embedded devices, and the mobile market, and we continued to have success with our regular business of our Flix® transcoding and encoding software for Adobe® Flash® and sales of Flash related software development kits (SDKs). In another major achievement, in the quarter ended June 30, 2006, the company generated cash, excluding legal fees relating to the investigation, recruiting expenses, and Sarbanes-Oxley consulting costs. On2 is on a solid foundation for building future recurring revenue streams.”

On2 will host a live webcast and conference call regarding its second quarter 2006 financial results today (July 27) at 5:00 p.m. EST.

To access the live webcast, participants should go to:
http://www.vcall.com/IC/CEPage.asp?ID=106859
    Webcast Replay Available Until: 07/27/2007

For those who prefer to dial in to the call, the information is as follows:

Live Participant Dial In (Toll Free): 877-407-9210

Replay Number (Toll Free): 877-660-6853
    Replay Passcodes (both required for playback):
    Account #: 286
    Conference ID #: 208675
    Teleconference Replay Available Until: 7/28/2006 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the Company’s website at: http://www.on2.com/company/news-room/press-releases/.

About On2 Technologies, Inc., The Duck Corporation
On2 Technologies (Amex: ONT) is a leading technology of advanced full-motion, full-screen compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VOIP, and mobile media markets. They operate with On2’s Flix and On2 TrueCast software, as well as third-party products. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, VitalStream, CTTnet and Tencent. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2, write to sales@on2.com or visit www.on2.com

For more information, contact On2:
Matt Frost
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to future recurring revenue streams. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

ASSETS	June 30, 2006	December 31, 2005
	(unaudited)
Current assets:
Cash and cash equivalents	$2,776,000	$3,976,000
Marketable securities, at market	56,000	181,000
Accounts receivable	790,000	746,000
Prepaid expenses and other current assets	264,000	186,000

Total current assets	3,886,000	5,089,000

Acquired software, net	567,000	667,000
Other acquired intangibles, net	131,000	154,000
Goodwill	244,000	244,000
Property and equipment, net	136,000	131,000
Other assets	50,000	29,000

Total assets	$5,014,000	$6,314,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$522,000	$649,000
Deferred revenue	164,000	241,000
Term-loan	96,000
Capital lease obligation	16,000	20,000

Total current liabilities	798,000	910,000

Capital lease obligation, excluding current portion		6,000
Convertible debentures		244,000

Total liabilities	798,000	1,160,000

Commitments and contingencies
Series D redeemable convertible preferred stock	3,615,000	3,790,000

Commitments and contingencies

Stockholders’ equity	601,000	1,364,000

Total liabilities and stockholders’ equity	$5,014,000	$6,314,000

On2 Technologies, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Revenue	$1,535,000	$346,000	$2,752,000	$699,000

Operating expenses:
Cost of revenue (1)	705,000	410,000	1,288,000	779,000
Research and development (2)	214,000	248,000	439,000	506,000
Sales and marketing (2)	172,000	194,000	360,000	305,000
General and administrative (2)	1,280,000	564,000	2,540,000	1,281,000
Equity-based compensation:
Research and development	25,000		52,000
Sales and marketing	23,000		58,000
General and administrative	663,000		711,000

Total operating expenses	3,082,000	1,416,000	5,448,000	2,871,000

Loss from operations	(1,547,000)	(1,070,000)	(2,696,000)	(2,172,000)

Interest and other income (expense), net	1,000	(59,000)	(26,000)	(259,000)

Income (loss) before provision for income taxes	(1,546,000)	(1,129,000)	(2,722,000)	(2,431,000)

Provision for income taxes	3,000	12,000	6,000	12,000

Net loss	$(1,549,000)	$(1,141,000)	$(2,728,000)	$(2,443,000)

Convertible preferred stock deemed dividend		180,000		360,000

Convertible preferred stock 8% dividend	73,000	81,000	146,000	162,000

Accretion of costs associated with the Series D
Preferred Stock		22,000		43,000

Net loss attributable to common shareholders	$(1,622,000)	$(1,424,000)	$(2,874,000)	$(3,008,000)

Basic and diluted net income (loss) attributable to common shareholders per common share	$(0.02)	$(0.02)	$(0.03)	$(0.03)

Weighted average basic and diluted common shares outstanding:	95,530,000	88,750,000	94,232,000	87,261,000

(1) Includes equity-based compensation of $52,000 and $109,000 for the three and six months ended June 30, 2006
(2) Excludes equity-based compensation, which is presented separately